			EXHIBIT 12

			Page 1

JERSEY CENTRAL POWER & LIGHT COMPANY

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

	Nine Months Ended
	September 30,
	2005	2004
	(In thousands)

EARNINGS AS DEFINED IN REGULATION S-K:
Income before extraordinary items	$145,008	$102,565
Add -
Interest and other charges, before reduction for
amounts capitalized and deferred interest income	62,105	64,199
Provision for income taxes	112,510	74,066
Interest element of rentals charged to income (a)	5,420	5,318

Earnings as defined	$325,043	$246,148

FIXED CHARGES AS DEFINED IN REGULATION S-K:
Interest on long-term debt	$56,843	$62,241
Other interest expense	5,262	1,958
Interest element of rentals charged to income (a)	5,420	5,318

Fixed charges as defined	$67,525	$69,517

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES	4.81	3.54

(a) Includes the interest element of rentals calculated at 1/3 of rental expense as no readily defined interest element can be determined.

			EXHIBIT 12

JERSEY CENTRAL POWER & LIGHT COMPANY

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES PLUS
PREFERRED STOCK DIVIDEND REQUIREMENTS

	Nine Months Ended
	September 30,
	2005	2004
	(In thousands)

EARNINGS AS DEFINED IN REGULATION S-K:
Income before extraordinary items	$145,008	$102,565
Add -
Interest and other charges, before reduction for
amounts capitalized and deferred interest income	62,105	64,199
Provision for income taxes	112,510	74,066
Interest element of rentals charged to income (a)	5,420	5,318

Earnings as defined	$325,043	$246,148

FIXED CHARGES AS DEFINED IN REGULATION S-K PLUS PREFERRED
STOCK DIVIDEND REQUIREMENTS (PRE-INCOME TAX BASIS)
Interest on long-term debt	$56,843	$62,241
Other interest expense	5,262	1,958
Preferred stock dividend requirements	375	375
Adjustment to preferred stock dividends to
state on a pre-income tax basis	291	271
Interest element of rentals charged to income (a)	5,420	5,318

Fixed charges as defined plus preferred stock dividend
requirements (pre-income tax basis)	$68,191	$70,163

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES
PLUS PREFERRED STOCK DIVIDEND REQUIREMENTS
(PRE-INCOME TAX BASIS)	4.77	3.51

(a) Includes the interest element of rentals calculated at 1/3 of rental expense as no readily defined interest element can be determined.

			EXHIBIT 12

METROPOLITAN EDISON COMPANY

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

	Nine Months Ended
	September 30,
	2005	2004

	(in thousands)
EARNINGS AS DEFINED IN REGULATION S-K:
Income before extraordinary items	$33,144	$41,786
Add -
Interest and other charges, before reduction for
amounts capitalized and deferred interest income	33,513	34,054
Provision for income taxes	24,159	27,641
Interest element of rentals charged to income (a)	1,279	1,061

Earnings as defined	$92,095	$104,542

FIXED CHARGES AS DEFINED IN REGULATION S-K:
Interest on long-term debt	$27,887	$31,208
Other interest expense	5,626	2,846
Interest element of rentals charged to income (a)	1,279	1,061

Fixed charges as defined	$34,792	$35,115

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES	2.65	2.98

(a) Includes the interest element of rentals calculated at 1/3 of rental expense as no readily defined interest element can be determined

		EXHIBIT 12

PENNSYLVANIA ELECTRIC COMPANY

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

	Nine Months Ended
	September 30,
	2005	2004
	(In thousands)

EARNINGS AS DEFINED IN REGULATION S-K:
Income before extraordinary items	$24,852	$26,944
Add -
Interest and other charges, before reduction for
amounts capitalized and deferred interest income	29,579	30,591
Provision for income taxes	16,870	15,658
Interest element of rentals charged to income (a)	2,479	1,999

Earnings as defined	$73,780	$75,192

FIXED CHARGES AS DEFINED IN REGULATION S-K:
Interest on long-term debt	$22,187	$22,528
Other interest expense	7,392	8,063
Interest element of rentals charged to income (a)	2,479	1,999

Fixed charges as defined	$32,058	$32,590

CONSOLIDATED RATIO OF EARNINGS TO FIXED	2.30	2.31
CHARGES

(a) Includes the interest element of rentals calculated at 1/3 of rental expense as no readily defined interest element can be determined.